EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-95306) and Form S-3 (No. 333-46309) of C-Phone Corporation of our report dated April 15, 1999, relating to the financial statements, which appears in this Form 10-KSB.


/s/ PRICEWATERHOUSECOOPERS LLP
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Raleigh, North Carolina
May 25, 2000